August 3, 2005

OneTravel Holdings, Inc.
6836 Morrison Boulevard, Suite 200
Charlotte, NC  28211

Re:   OneTravel Holdings, Inc. -
      Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel for OneTravel Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering by the selling stockholder of up to 14,085,721 shares of the common stock of the Company, $.04 par value per share (the "Common Stock"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

      In connection with this opinion, we have relied, as to matters of fact, upon certificates of public officials and others and a certificate of an officer of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Company's Restated Certificate of Incorporation, as amended, (b) the Company's Bylaws, as amended, (v) records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares or securities convertible into or exercisable for the Shares and (d) a specimen certificate representing the Common Stock.

      We have also examined the Registration Statement covering the registration under the Act of the following:

      (a) 580,571 shares of Common Stock issued and outstanding on the date hereof (the "Issued Shares");

      (b) 3,964,795 Shares issuable upon exercise of warrants or additional investment rights ("Warrant Shares");

      (c) 2,127,118 Shares issuable upon conversion of promissory notes (the "Promissory Note Shares"); and

      (d) 7,480,186 Shares issuable upon conversion of the Company's Series A 6% Convertible Preferred Stock, Series B 6% Redeemable Participating Preferred Stock or Series C Convertible Preferred Stock (the "Conversion Shares").


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      In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

      Based upon and subject to the foregoing and the qualifications and limitations stated herein, it is our opinion that:

      1. the Issued Shares have been validly issued and are fully paid and non-assessable;

      2. the Warrant Shares, when and if issued by the Company upon exercise of the applicable warrant or additional investment right in accordance with the terms thereof, will be validly issued, fully paid and non-assessable;

      3. the Promissory Note Shares, when and if issued by the Company upon conversion of the applicable promissory note in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and

      4. the Conversion Shares, when and if issued by the Company upon conversion of the applicable shares of preferred stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

      Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

      We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.



                                       Very truly yours,

                                       \s\  KATTEN MUCHIN ROSENMAN LLP

                                       KATTEN MUCHIN ROSENMAN LLP